Exhibit 3.116
PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Certificate of Amendment-Domestic
(15 Pa.C.S.)

Entity Number
2985269	☐ Limited Partnership (§ 8512)
☑ Limited Liability Company (§ 8951)

Name			Document will be returned to the name and address you enter to the left.

Address	CT CORP-COUNTER
Ü

City	State	Zip Code

Fee: $70	Filed in the Department of State on AUG 24 2005

[ILLEGIBLE]

Secretary of the Commonwealth
     In compliance with the requirements of the applicable provisions (relating to certificate of amendment), the undersigned, desiring to amend its Certificate of Limited Partnership/Organization, hereby certifies that:
1. The name of the limited partnership/limited liability company is:
BFI Waste Systems of Pennsylvania, LLC

2. The date of filing of the original Certificate of Limited Partnership/Organization: January 26, 2001
3. Check, and if appropriate complete, one of the following:
☑	The amendment adopted by the limited partnership/limited liability company, set forth in full, is as follows:
The name of the company is Allied Waste Systems of Pennsylvania, LLC

☐	The amendment adopted by the limited partnership/limited liability company is set forth in full in Exhibit A attached hereto and made a part hereof.
4. Check, and if appropriate complete, one of the following:
☑	The amendment shall be effective upon filing this Certificate of Amendment in the Department of State.

☐	The amendment shall be effective on: at .

Date	Hour

DSCB: 15-8512/8951-2
5. Check if the amendment restates the Certificate of Limited Partnership/Organization:
☐	The restated Certificate of Limited Partnership/Organization supersedes the original Certificate of Limited Partnership/Organization and all previous amendments thereto.

IN TESTIMONY WHEREOF, the undersigned limited partnership/limited liability company has caused this Certificate of Amendment to be executed this 23rd day of August, 2005.

BFI WASTE SYSTEMS OF PENNSYLVANIA, LLC

Name of Limited Partnership/Limited Liability Company

/s/ Jo Lynn White

Signature

Jo Lynn White, Secretary of Browning-Ferris Industries, LLC member

Title

Microfilm Number		Filed with the Department of State on JAN 26 2001
Entity Number	2985269	[ILLEGIBLE]

		Secretary of the Commonwealth
CERTIFICATE OF ORGANIZATION-DOMESTIC LIMITED LIABILITY COMPANY
DSCB: 15-8913 (Rev 95)
     In compliance with the requirements of 15 Pa.C.S. § 8913 (relating to certificate of organization), the undersigned, desiring to organize a limited liability company, hereby state(s) that
1. The name of the limited liability company is: BFI Waste Systems of Pennsylvania, LLC

2. The (a) address of this limited liability company’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a)

	Number and Street	City	State	Zip	County

(b)	c/o:	C T Corporation System	Alleghney

		Name of Commercial Registered Office Provider	County
For a limited liability company represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the limited liability company is located for venue and official publication purposes.
3. The name and address, including street and number, if any, of each organizer are:

NAME	ADDRESS
Susan M. Wissink	3003 N. Central Avenue, Suite 2600, Phoenix, Arizona 85012

4.
5.

6.	The specified effective date, if any is:

		month	day	year	hour, if any
7.

8. For additional provisions of the certificate, if any, attach an 8 1/2 x 11 sheet.

DSCB: 15-8913 (Rev 95)-2
     IN TESTIMONY WHEREOF, the organizer(s) has (have) signed this Certificate of Organization this 25th day of January, 2001

/s/ Susan M. Wissink
(Signature)

(Signature)

(Signature)